EXHIBIT 10.05

                           TRADEMARK LICENSE AGREEMENT


                             CONFIDENTIAL TREATMENT


      The Company has sought confidential treatment of this license agreement. As a result, the license agreement has been omitted and filed separately with the Securities and Exchange Commission.